INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

To the Board of Directors and Shareholders
of RxElite, Inc.
Meridian, Idaho

We hereby consent to the use in this Registration Statement of RxElite, Inc. on Form S-1, Amendment No. 1, of our report, dated March 14, 2008, which includes an emphasis paragraph relating to an uncertainty as to the Company’s ability to continue as a going concern, for the years ended December 31, 2007 and 2006, and to all other references to our firm included in this Registration Statement on Form S-1, Amendment No. 1.

HJ & Associates, LLC
Salt Lake City, Utah
April 17, 2008